CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 26, 2013 on the financial statements of Outfitter Fund, a series of PFS Funds, as of January 31, 2013 and for the period indicated therein, and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to PFS Funds’ Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd. Cleveland, Ohio May 29, 2013